Exhibit 4.1
Execution Version

PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.
as Issuers
and
THE SUBSIDIARY GUARANTORS NAMED HEREIN
as Guarantors
$600,000,000
SERIES A AND SERIES B
6.50% SENIOR NOTES DUE 2018
THIRTEENTH
SUPPLEMENTAL
INDENTURE

Dated as of April 23, 2008

U.S. BANK NATIONAL ASSOCIATION
as Trustee

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EXHIBIT A:	Form of Note
EXHIBIT B:	Form of Supplemental Indenture
EXHIBIT C:	Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities Pursuant to Rule 144A or Rule 501
EXHIBIT D:	Transferee Letter of Representations
EXHIBIT E:	Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities Pursuant to Regulation S

-ii-

          THIRTEENTH SUPPLEMENTAL INDENTURE dated as of April 23, 2008 (this “Supplemental Indenture”) among PLAINS ALL AMERICAN PIPELINE, L.P., a Delaware limited partnership (the “Partnership”), PAA FINANCE CORP., a wholly owned subsidiary of the Partnership and a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), and the subsidiary guarantors signatory hereto (the “Subsidiary Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Issuers have heretofore entered into an Indenture, dated as of September 25, 2002 (the “Original Indenture”), with U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee;
          WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;
          WHEREAS, under the Original Indenture, a new series of Debt Securities may at any time be established by the Boards of Directors of the Managing General Partner and PAA Finance in accordance with the provisions of the Original Indenture and the form and terms of such series may be established by a supplemental Indenture executed by the Issuers and the Trustee;
          WHEREAS, also under the Original Indenture, guarantors with respect to a series of Debt Securities may be added as parties to the Indenture by a supplemental indenture executed by themselves, the Issuers and the Trustee;
          WHEREAS, the Issuers propose to create under the Indenture a new series of Debt Securities, such series to be guaranteed by the Subsidiary Guarantors;
          WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and
          WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuers and the Subsidiary Guarantors have been done or performed.
          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
          Section 1.01. Establishment. (a) There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Issuers’ 6.50% Senior

Notes due 2018 (the “Notes”). As provided in Article III hereof, the Notes shall be issued as either Series A Notes or Series B Notes, and any Notes may have such additional designation.
          (b) There are to be authenticated and delivered $600,000,000 principal amount of Series A Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes. Further, from time to time after the Issue Date, Series B Notes may be authenticated and delivered in a principal amount equal to the principal amount of the Series A Notes exchanged therefor pursuant to an Exchange Offer.
          (c) The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.
          (d) Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for.
          (e) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.
ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 2.01. Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are additional definitions used in this Supplemental Indenture:
          “Additional Interest” means all additional interest owing on the Notes pursuant to a registration default under an Exchange and Registration Rights Agreement.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession directly or indirectly of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
          “Attributable Indebtedness,” when used with respect to any Sale-leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.
          “Capital Interests” means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such Person.
          “Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom: (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and (b) current maturities of long-term debt); and (2) the amount, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Partnership for its most recently completed fiscal quarter, prepared in accordance with GAAP.
          “Debt” means any obligation created or assumed by any Person for the repayment of money borrowed, any purchase money obligation created or assumed by such Person, and any guarantee of the foregoing.
          “Exchange and Registration Rights Agreement” means (a) the Registration Rights Agreement among the Partnership, PAA Finance, the Subsidiary Guarantors and the Initial Purchasers dated the Issue Date relating to the Series A Notes issued on such date and (b) any similar agreement that the Issuers may enter into in relation to any other Series A Notes, in each case as such agreement may be amended or modified from time to time.
          “Exchange Offer” means the offer by the Issuers to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
          “Funded Debt” means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.
          “Guarantee” means a guarantee of the Notes given by a Subsidiary Guarantor pursuant to the Indenture, including all obligations under Article IX hereof.

          “General Partner” means PAA GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, “claw-back,” “make-well,” or “keep-well” agreements in respect thereof), of all or any part of the payment of any Debt. The term “guarantee” used as a verb has a corresponding meaning.
          “Initial Purchasers” means Banc of America Securities LLC, J.P. Morgan Securities Inc., BNP Paribas Securities Corp. and the other initial purchasers party to the initial Exchange and Registration Rights Agreement.
          “Issue Date” means, with respect to the Notes, the date on which the Notes are initially issued.
          “Managing General Partner” means Plains All American GP LLC, a Delaware limited liability company, and its successors and permitted assigns as the general partner of the sole member of the General Partner or as the business entity with the ultimate authority to manage the business and operations of the Partnership.
          “Notes” has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Series A Notes and the Series B Notes.
          “Obligations” means any principal, interest, liquidated damages, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Debt.
          “Pari Passu Debt” means any Funded Debt of either of the Issuers, whether outstanding on the Issue Date of thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt shall be subordinated in right of payment to the Notes.
          “Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., amended and restated effective as of June 27, 2001, as amended by Amendment No. 1 thereto dated as of April 15, 2004, Amendment No. 2 thereto dated November 15, 2006, Amendment No. 3 thereto dated August 16, 2007, Amendment No. 4 thereto dated April 14, 2008 and as such may be otherwise amended, modified or supplemented from time to time.
          “Permitted Liens” means:
     (1) Liens upon rights-of-way for pipeline purposes;
     (2) any statutory or governmental Lien or Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’,

warehousemen’s or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair;
     (3) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;
     (4) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by an Issuer or any Restricted Subsidiary in good faith;
     (5) Liens of, or to secure performance of, leases, other than capital leases;
     (6) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;
     (7) any Lien upon property or assets acquired or sold by an Issuer or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;
     (8) any Lien incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;
     (9) any Lien in favor of an Issuer or any Restricted Subsidiary;
     (10) any Lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by an Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such Lien;
     (11) any Lien securing industrial development, pollution control or similar revenue bonds;
     (12) any Lien securing Debt of an Issuer or any Restricted Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrently with the funding thereof (and for purposes of determining such “substantial concurrence,” taking into consideration, among other things, required notices to be given to Holders of Outstanding Debt Securities (including the Notes) in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all Outstanding Debt Securities (including the Notes), including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by the Issuers or any Restricted Subsidiary in connection therewith;
     (13) Liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute;
     (14) any Lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations;
     (15) any Lien or privilege vested in any grantor, lessor or licensor or permittor for rent or other charges due or for any other obligations or acts to be performed, the payment of which rent or other charges or performance of which other obligations or acts is required under leases, easements, rights-of-way, licenses, franchises, privileges, grants or permits, so long as payment of such rent or the performance of such other obligations or acts is not delinquent or the requirement for such payment or performance is being contested in good faith by appropriate proceedings;
     (16) easements, exceptions or reservations in any property of the Partnership or any of the Restricted Subsidiaries granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of its business or the business of the Partnership and its Subsidiaries, taken as a whole;
     (17) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Partnership’s or any Restricted Subsidiary’s business that are customary in the business of marketing, transportation and terminalling of crude oil and/or marketing of liquefied petroleum gas; or
     (18) any obligations or duties to any municipality or public authority with respect to any lease, easement, right-of-way, license, franchise, privilege, permit or grant.
          “Principal Property” means, whether owned or leased on the Issue Date or thereafter acquired: (1) any of the pipeline assets of the Partnership or the pipeline assets of any Subsidiary of the Partnership, including any related facilities employed in the transportation, distribution, terminalling, gathering, treating, processing, marketing or storage of crude oil or refined petroleum products, natural gas, natural gas liquids, fuel additives or petrochemicals, and (2) any processing or manufacturing plant or terminal owned or leased by the Partnership or any Subsidiary of the Partnership; except, in the case of either clause (1) or (2), (a) any such assets consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles, and (b) any such assets, plant or terminal which, in the good faith opinion of the Board of Directors, is not material in relation to the activities of the Partnership or the activities of the Partnership and its Subsidiaries, taken as a whole.
          “Restricted Subsidiary” means any Subsidiary of the Partnership owning or leasing, directly or indirectly through ownership in another Subsidiary, and Principal Property.
          “Sale-leaseback Transaction” means the sale or transfer by an Issuer or any Subsidiary of the Partnership of any Principal Property to a Person (other than an Issuer or a Subsidiary of the Partnership) and the taking back by an Issuer or any Subsidiary of the Partnership, as the case may be, of a lease of such Principal Property.
          “Securities” shall have the meaning assigned to such term in the Exchange and Registration Rights Agreement relating thereto.
          “Series A Notes” means the Issuers’ 6.50% Series A Senior Notes due 2018 to be issued pursuant to this Supplemental Indenture.
          “Series B Notes” means the Issuers’ 6.50% Series B Notes due 2018 to be issued pursuant to an Exchange Offer.
          “Subsidiary” means, with respect to any Person: (1) any other Person of which more than 50% of the total voting power of shares or other Capital Interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees (or equivalent persons) thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; or (2) in the case of a partnership, more than 50% of the partners’ Capital Interests, considering all partners’ Capital Interests as a single class, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.
          “Subsidiary Guarantors” means each of:
     (1) the Subsidiaries of the Partnership named as the “Subsidiary Guarantors” on the signature pages of this Supplemental Indenture;
     (2) any other Subsidiary that executes a supplemental Indenture to provide a Guarantee in accordance with the provisions of the Indenture; and
     (3) their respective successors and assigns.
Notwithstanding anything in the Indenture to the contrary, PAA Finance, Pacific Pipeline System LLC, Pacific Terminals LLC, Pacific Energy Management LLC, Pacific Energy GP, LP, PEG Canada GP LLC, Rangeland Pipeline Company, Rangeland Marketing Company, Rangeland Northern Pipeline Company, 1366390 Alberta ULC, SLC Pipeline LLC and Andrews Partners, LLC shall not be Subsidiary Guarantors.
          “Transfer Restricted Securities” means any Notes outstanding prior to the Resale Restriction Termination Date with respect to such Notes and which must bear the legend required under Section 3.04 hereof.

          Section 2.02. Other Definitions.

Defined in
Term	Section
“Additional Notes”	3.02
“Covenant Defeasance”	8.03
“Distribution Compliance Period”	3.03 (c)
“Event of Default”	7.01
“IAI Global Note”	3.01
“IAIs”	3.01
“Legal Defeasance”	8.02
“Note Obligations”	9.01
“Payment Default	7.01
“QIBs”	3.01
“Regulation S”	3.01
“Regulation S Global Note”	3.01
“Required Filing Dates”	5.04
“Resale Restriction Termination Date”	3.04
“Rule 144A”	3.01
“Rule 144A Global Note”	3.01
“Successor Company”	6.01
“U.S. Persons”	3.01
ARTICLE III
THE NOTES
          Section 3.01. Form. The Notes shall be issued initially in the form of one or more Global Securities as Series A Notes, with Series A Notes initially resold in reliance upon Rule 144A and Regulation S being represented by separate Global Securities, which are referred to herein as the “Rule 144A Global Note” and the “Regulation S Global Note,” respectively. The Series A Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuers and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Series A Notes constituting Transfer Restricted Securities will be resold initially only to (a) Qualified Institutional Buyers (as such term is defined in Section 144A of the Securities Act) (“QIBs”) in reliance on Rule 144A of the Securities Act (“Rule 144A”) and (b) Persons other than U.S. Persons (as defined under Regulation S under the Securities Act (“Regulation S”)) (“U.S. Persons”) in reliance on Regulation S. Thereafter, the Series A Notes may be transferred to, among others, QIBs, purchasers in reliance upon Regulation S and institutional “accredited investors” (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 of the Securities Act (“IAIs”)) in accordance with the procedures set forth in Rule 501 of the Securities Act, provided that any Series A Notes constituting Transfer Restricted Securities that are transferred to IAIs who are not QIBs shall be issued only in definitive form or in the form of interests in a separate Global Security (the “IAI Global Note”). Pursuant to the terms of an Exchange and Registration

Rights Agreement, upon consummation of the Exchange Offer contemplated thereby, the Series A Notes constituting Transfer Restricted Securities will be exchanged by the Holders for Series B Notes to be issued by the Issuers in accordance with Section 3.03 hereof. The Series B Notes shall be issued initially in the form of one or more Global Securities, and the Series B Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.
          Section 3.02. Issuance of Additional Notes. The Issuers may, from time to time, issue an unlimited amount of additional Series A Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Series A Notes issued on the Issue Date and which shall have identical terms as the Series A Notes issued on the Issue Date other than with respect to the issue date, issue price and date of first payment of interest. The Series A Notes issued on the Issue Date shall be limited in aggregate principal amount to $600,000,000. The Series A Notes issued on the Issue Date and any Additional Notes subsequently issued, together with any Series B Notes issued in exchange therefor pursuant to an Exchange Offer, shall be treated as a single series for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. If the Issuers issue additional Series A Notes prior to the completion of an Exchange Offer, the period of the resale restrictions applicable to any Series A Notes previously offered and sold in reliance on Rule 144A will be automatically extended to the last day of the period of any resale restrictions imposed on any such additional Series A Notes.
          Section 3.03. Transfer of Transfer Restricted Securities.
          (a) When Notes are presented to the Registrar with the request to register the transfer of such Notes or exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange in accordance with Article II of the Original Indenture. In addition, in the case of Series A Notes that are Transfer Restricted Securities in definitive form, such request to register the transfer or make the exchange shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:
          (1) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or
          (2) if such Transfer Restricted Securities are being transferred (i) to a QIB in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Issuers or the Trustee so requests) or (iii) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder in substantially the form of Exhibit C hereto; or
          (3) if such Transfer Restricted Securities are being transferred to an IAI within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto and a certification from the applicable transferee in substantially the form of Exhibit D hereto; or
          (4) if such Transfer Restricted Securities are being transferred to Persons other than U.S. Persons in reliance on Regulation S, a certification to that effect from such Holder in substantially the form of Exhibit E hereto; or
          (5) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto.
          (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:
          (1) in the case of any Transfer Restricted Security that is in the form of a definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Note that does not bear the legend set forth in Section 3.04(a) below and rescind any restriction on the transfer of such Transfer Restricted Security; and
          (2) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 3.04(a) below if all other interests in such Global Security have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.
Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.05 of the Original Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in Section 3.04(a) below, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (1) is an affiliate of the Issuers within the meaning of Rule 405 under the Securities Act or an Initial Purchaser holding Series A Notes acquired by it and having the status of an unsold allotment in the initial offering and sale of Series A Notes pursuant to the Purchase Agreement, dated as of April 18, 2008, between the Issuers, the other parties referred to as “Plains Parties” therein and the Initial Purchasers, (2) does not acquire the Series B Notes in the ordinary course of such Holder’s business or (3) has an arrangement or understanding with any Person to participate in the Exchange Offer for the purpose of distributing such Series B Notes or is engaged in, and intends to engage in, any such distribution. The Issuers shall identify to the Trustee such Holders of the Notes in a written certification signed by an officer of each Issuer and, absent certification from the Issuers to such effect, the Trustee shall assume that there are no such Holders.

          (c) Until the 40th day after the later of the commencement of the offering of the Series A Notes and the Issue Date thereof (such period, the “Distribution Compliance Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note or an IAI Global Note only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit C hereto) to the effect that such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such Person is a QIB acquiring such Series A Notes in a transaction meeting the requirements of Rule 144A or an IAI acquiring such Series A Notes pursuant to a private placement exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; provided that, in the case of a transfer to a Person who takes delivery in the form of an interest in an IAI Global Note, such Person shall deliver to the Trustee a written certificate in the form provided in Exhibit D hereto. After the expiration of the Distribution Compliance Period, such certification requirements shall not apply to such transfers of beneficial interests in the Regulation S Global Notes.
          (d) Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit C or E hereto, as applicable) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if available).
          Section 3.04. Restrictive Legends.
          (a) Except as provided in Section 3.03 hereof, prior to the Resale Restriction Termination Date, each security certificate evidencing the Notes shall bear a legend in substantially the following form:
          THE ISSUANCE AND SALE OF THIS SECURITY (AND ANY GUARANTEE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY (NOR ANY GUARANTEE HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY BY NON-AFFILIATES OF THE ISSUERS UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR, IN THE CASE OF A TRANSFER PURSUANT TO REGULATION S, THE DISTRIBUTION COMPLIANCE PERIOD DEFINED THEREIN) WHICH IS APPLICABLE TO THIS SECURITY (THE

“RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (1) TO THE ISSUERS OR THEIR RESPECTIVE SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (4) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUERS OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.
          (b) Each security certificate evidencing the Global Securities shall bear a legend in substantially the following form:
          THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE ORIGINAL INDENTURE, (B) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15 OF THE ORIGINAL INDENTURE, (C) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE ORIGINAL INDENTURE AND (D) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

ARTICLE IV
REDEMPTION AND PREPAYMENT
          Section 4.01. Optional Redemption.
          (a) At their option at any time prior to maturity, the Issuers may choose to redeem all or any portion of the Notes, at once or from time to time.
          (b) To redeem the Notes, the Issuers must pay a redemption price in an amount determined in accordance with the provisions of paragraph number 5 of the form of Note in Exhibit A hereto, plus accrued and unpaid interest, if any, including Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
          (c) Any redemption pursuant to this Section 4.01 shall otherwise be made pursuant to the provisions of Sections 3.01 through 3.03 of the Original Indenture. The actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to each redemption date.
ARTICLE V
COVENANTS
          Section 5.01. Compliance Certificate. (a) In lieu of the Officers’ Certificate required by Section 4.05 of the Original Indenture, the Issuers and Subsidiary Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Partnership and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom shall be the principal executive, financial or accounting officer of each Issuer and Subsidiary Guarantor) with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in the Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.
          (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within five days upon any Officer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

          Section 5.02. Limitations on Liens. The Issuers will not, nor will they permit any Subsidiary of the Partnership to, create, assume, incur or suffer to exist any Lien upon any Principal Property or upon any Capital Interests of any Restricted Subsidiary, whether owned or leased on the Issue Date or thereafter acquired, to secure any Debt of an Issuer or any other Person (other than Debt Securities), without in any such case making effective provision whereby all of the Notes shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. This restriction shall not apply to:
          (a) Permitted Liens;
          (b) any Lien upon any property or assets created at the time of acquisition of such property or assets by an Issuer or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;
          (c) any Lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;
          (d) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by an Issuer or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by an Issuer or any Restricted Subsidiary); provided, however, that such Lien only encumbers the property or assets so acquired;
          (e) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise; provided, however, that such Lien only encumbers the property or assets of such Person at the time such Person becomes a Restricted Subsidiary;
          (f) any Lien upon any property or assets of an Issuer or any Restricted Subsidiary in existence on December 10, 2003 or provided for pursuant to agreements existing on December 10, 2003;
          (g) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which an Issuer or the applicable Restricted Subsidiary, as the case may be, has not exhausted its appellate rights;
          (h) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of Liens, in whole or in part, referred to in clauses (a) through (g), inclusive, of this Section 5.02; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of the Issuers and the Restricted Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or
          (i) any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Debt of an Issuer or any Restricted Subsidiary.
          Notwithstanding the foregoing provisions of this Section 5.02, the Issuers may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property or Capital Interests of a Restricted Subsidiary to secure Debt of an Issuer or any Person (other than Debt Securities) that is not excepted by clauses (a) through (i), inclusive, of this Section 5.02 without securing the Notes, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all other Liens not excepted by clauses (a) through (i), inclusive, of this Section 5.02, together with all Attributable Indebtedness from Sale-leaseback Transactions (excluding Sale-leaseback Transactions permitted by clauses (a) through (d), inclusive, of Section 5.03), does not exceed 10% of Consolidated Net Tangible Assets.
          Section 5.03. Restriction of Sale-Leaseback Transactions. The Issuers will not, and will not permit any Subsidiary of the Partnership to, engage in a Sale-Leaseback Transaction, unless:
          (a) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;
          (b) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;
          (c) the Attributable Indebtedness from that Sale-Leaseback Transaction is an amount equal to or less than the amount the Issuers or such Subsidiary would be allowed to incur as Debt secured by a Lien on the Principal Property subject thereto without equally and ratably securing the Notes under Section 5.02; or
          (d) the Issuers or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the prepayment, repayment, redemption, reduction or retirement of any Pari Passu Debt of an Issuer or any Subsidiary of the Partnership, or (B) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Partnership or its Subsidiaries.
          Notwithstanding the foregoing provisions of this Section 5.03, the Issuers may, and may permit any Subsidiary of the Partnership to, effect any Sale-Leaseback Transaction that is not excepted by clauses (a) through (d), inclusive, of this Section 5.03, provided that the Attributable Indebtedness from such Sale-leaseback Transaction, together with the aggregate principal amount of then outstanding Debt (other than Debt Securities) secured by Liens upon Principal Property not excepted by clauses (a) through (i), inclusive, of Section 5.02, does not exceed 10% of Consolidated Net Tangible Assets.
          Section 5.04. SEC Reports; Financial Statements.
          (a) Whether or not the Partnership is then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall electronically file with the Commission, so long as the Notes are Outstanding, the annual, quarterly and other periodic reports that the Partnership is required to file (or would otherwise be required to file) with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act, and such documents shall be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Partnership is required to file (or would otherwise be required to file) such documents, unless, in each case, such filings are not then permitted by the Commission.
          (b) If such filings are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuers shall provide the Trustee with, and the Trustee will mail to any Holder of Notes requesting in writing to the Trustee copies of, such annual, quarterly and other periodic reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after the respective Required Filing Dates.
          (c) In addition, the Issuers shall furnish to the Holders of Notes and to prospective investors, upon the requests of Holders of Notes, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.
          (d) The Partnership shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders of Notes under clause (b) of this Section 5.04.
          (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          Section 5.05. Additional Subsidiary Guarantees. If any Subsidiary (or its successor) of the Partnership that is not then a Subsidiary Guarantor guarantees Debt of either of the Issuers or any other Subsidiary of the Partnership, in either case after the Issue Date, then such Subsidiary (or successor) shall execute and deliver a supplemental Indenture providing for the guarantee of the payment of the Notes pursuant to Article IX hereof.

ARTICLE VI
SUCCESSORS
          With respect to the Notes, the provisions of this Article VI shall preempt the provisions of Article X of the Original Indenture in their entirety.
          Section 6.01. Consolidation and Mergers of the Issuers. Neither Issuer shall consolidate or amalgamate with or merge with or into any Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to any Person, whether in a single transaction or a series of related transactions, except (1) in accordance with the provisions of the Partnership Agreement, and (2) unless: (a) either (i) such Issuer shall be the surviving Person in the case of a merger or (ii) the resulting, surviving or transferee Person if other than such Issuer (the “Successor Company”) shall be a partnership, limited liability company or corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia (provided that PAA Finance may not merge, amalgamate or consolidate with or into another Person other than a corporation satisfying such requirement for so long as the Partnership is not a corporation) and the Successor Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all of the Notes, and the due and punctual performance or observance of all the other obligations under the Indenture to be performed or observed by such Issuer; (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default would occur or be continuing; (c) if such Issuer is not the continuing Person, then each Subsidiary Guarantor, unless it has become the Successor Company, shall confirm that its Guarantee shall continue to apply to the obligations under the Notes and the Indenture; and (d) such Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition and such supplemental Indenture (if any) comply with this Section 6.01 and any other applicable provisions of the Indenture.
          Section 6.02. Rights and Duties of Successor. In case of any consolidation, amalgamation or merger where an Issuer is not the continuing Person, or disposition of all or substantially all of the assets of an Issuer in accordance with Section 6.01, the Successor Company shall succeed to and be substituted for such Issuer with the same effect as if it had been named herein as the respective party to the Indenture, and the predecessor entity shall be released from all liabilities and obligations under the Indenture and the Notes, except that no such release will occur in the case of a lease of all or substantially all of an Issuer’s assets. In case of any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
          Section 6.03. Supplemental Indenture. Section 9.01 of the Original Indenture is hereby amended, with respect to the Notes, by adding the words “or the confirmation of a Subsidiary Guarantor’s” immediately after the word “Issuer’s” in Section 9.01(c).

ARTICLE VII
DEFAULTS AND REMEDIES
          Section 7.01. Events of Default. With respect to the Notes, the provisions of this Section 7.01 shall preempt the provisions of the first and final paragraphs of Section 6.01 of the Original Indenture in their entirety.
          (a) An “Event of Default” occurs if:
     (i) the Issuers default for 60 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;
     (ii) the Issuers default in the payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise;
     (iii) failure by an Issuer or any Subsidiary Guarantor for 90 days after receipt of notice by the Issuers from the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding to comply with any other term, covenant or warranty in the Indenture or the Notes (provided that notice need not be given, and an Event of Default shall occur, 90 days after any breach of the provisions of Section 6.01 hereof);
     (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of an Issuer or any of the Partnership’s Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Debt or guarantee now exists or is created after the Issue Date, if that default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt (a “Payment Default”) or (B) results in the acceleration of the maturity of such Debt to a date prior to its original stated maturity, and, in each case described in clause (A) or (B), the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Debt is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
     (v) except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee;

     (vi) an Issuer or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (D) makes a general assignment for the benefit of its creditors, or
     (E) generally is not paying its debts as they become due; or
     (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against an Issuer or any Subsidiary Guarantor in an involuntary case;
     (B) appoints a custodian of an Issuer or any Subsidiary Guarantor or for all or substantially all of the property of an Issuer or any Subsidiary Guarantor; or
     (C) orders the liquidation of an Issuer or any Subsidiary Guarantor;
          and the order or decree remains unstayed and in effect for 60 consecutive days.
          (b) In the case of an Event of Default arising from Section 7.01(a)(vi) or 7.01(a)(vii) hereof involving an Issuer (and, for the avoidance of debt, excluding any such Event of Default that involves only one or more Subsidiary Guarantors), the principal amount of all Outstanding Notes and interest thereon shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare the principal amount of all the Notes and interest thereon to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by the Holders) and upon any such declaration such principal amount and interest thereon shall be due and payable immediately.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at the option of the Boards of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article VIII.
          Section 8.02. Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that each of the Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and the Indenture, and each of the Subsidiary Guarantors shall be deemed to have discharged its obligations under its Guarantee (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
          (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium on, if any, interest and Additional Interest, if any, on such Notes when such payments are due,
          (b) the Issuers’ obligations with respect to such Notes under Sections 2.07, 2.08, 2.09 and 4.02 of the Original Indenture,
          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith,
          (d) this Article VIII, and
          (e) the Issuers’ rights of optional redemption under Section 4.01 hereof.
Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.
          Section 8.03. Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 5.02, 5.03, 5.04 and 5.05 hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of the Indenture, the Guarantees and such Notes shall be unaffected thereby.
          Section 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance:
          (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium on, if any, interest and Additional Interest, if any, on the Outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;
          (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (d) no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt all or a portion of the proceeds of which shall be applied to such deposit) or (ii) insofar as Section 7.01(a)(vi) or 7.01(a)(vii) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;
          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the

Notes and the Indenture) to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound;
          (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
          (g) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and
          (h) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
          Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any paying agent (including an Issuer acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium on, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
          Section 8.06. Repayment to Issuers. Any money deposited with the Trustee or any paying agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.
          Section 8.07. Reinstatement. If the Trustee or paying agent is unable to apply any Dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under the Indenture and the Notes and the Subsidiary Guarantors’ obligations under the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, interest or Additional Interest, if any, on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.
ARTICLE IX
SUBSIDIARY GUARANTEES
          Section 9.01. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture (including obligations to the Trustee) and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Note Obligations”). Each Subsidiary Guarantor further agrees that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article IX notwithstanding any extension or renewal of any Note Obligation.
          (b) Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Note Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default or Event of Default under the Notes or the Note Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under the

Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Note Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Note Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 9.02 hereof.
          (c) Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Note Obligations.
          (d) The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason other than indefeasible payment in full of the Note Obligations, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Note Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.
          (e) Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, interest or Additional Interest, if any, with respect to any Note Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of either of the Issuers or otherwise.
          (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal, premium, if any, interest or Additional Interest, if any, with respect to any Note Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Note Obligation, each Subsidiary Guarantor hereby promises to and shall forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Note Obligations, (ii) accrued and unpaid interest on such Note Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Note Obligations of the Issuers to the Holders and the Trustee.
          (g) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Obligations guaranteed hereby until payment in full of all Note Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of any Subsidiary Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VII hereof, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 9.01.
          (h) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 9.01.
          Section 9.02. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Note Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of its obligations under its Guarantee, can be hereby guaranteed without rendering the Indenture, as it relates to any Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.
          Section 9.03. Successors and Assigns. This Article IX shall be binding upon each Subsidiary Guarantor and, except as provided in Section 9.07, its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.
          Section 9.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article IX shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article IX at law, in equity, by statute or otherwise.
          Section 9.05. Modification. No modification, amendment or waiver of any provision of this Article IX, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     Section 9.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 5.05 hereof shall promptly execute and deliver to the Trustee a supplemental Indenture in substantially the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article IX and shall guarantee the Note Obligations. Concurrently with the execution and delivery of such supplemental Indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.
     Section 9.07. Release of Guarantee. Provided that no Default shall have occurred and shall be continuing under the Indenture, the Guarantee of a Subsidiary Guarantor under this Article IX shall terminate and be of no further force and effect, and such Subsidiary Guarantor shall be released from the Indenture and all Note Obligations, upon the following events:
     (a) upon any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger, consolidation or otherwise) to any Person that is not an Affiliate of either of the Issuers (provided such sale or other disposition is not prohibited by the Indenture);
     (b) upon any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor, to any Person that is not an Affiliate of either of the Issuers; or
     (c) following the release or discharge of all guarantees by such Subsidiary Guarantor of any Debt of the Issuers and any Subsidiary of the Partnership (other than any Debt Securities), upon delivery by the Issuers to the Trustee of a written notice of such release or discharge from the guarantees.
ARTICLE X
MISCELLANEOUS
     Section 10.01. Additional Amendments. With respect to the Notes, references to (A) “Section 6.01” in the Original Indenture shall be deemed to be references to “Section 7.01 of this Supplemental Indenture; (B) “Section 11.02” in the Original Indenture shall be deemed to be references to “Section 8.06” of this Supplemental Indenture; (C) “Section 6.01(g) or (h)” in the Original Indenture shall be deemed to be references to Section 7.01(a)(vi) or (a)(vii) of this Supplemental Indenture; and (D) “Article X” in the Original Indenture shall be deemed to be a reference to Article VI of this Supplemental Indenture. All references to “interest” in the Original Indenture shall be deemed to include Additional Interest, if any, unless the context otherwise requires.
     Section 10.02. Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

     Section 10.03. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
     Section 10.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.
     Section 10.05. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signatures on following pages]

SIGNATURES

ISSUERS:

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC
its General Partner

By:	PLAINS AAP, L.P.
its Sole Member

By:	PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PAA FINANCE CORP.

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: President
Signature Page to Thirteenth Supplemental Indenture
1 of 14

SUBSIDIARY GUARANTORS:

PLAINS MARKETING GP INC.

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PLAINS MARKETING, L.P.

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PLAINS PIPELINE, L.P.

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
2 of 14

PACIFIC ENERGY GROUP, LLC

By:		PLAINS ALL AMERICAN PIPELINE, L.P. its Sole Member

By:		PAA GP LLC
its General Partner

By:		PLAINS AAP, L.P.
its Sole Member

By:		PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PACIFIC LA MARINE TERMINAL LLC

By:		PACIFIC ENERGY GROUP LLC
its Sole Member

By:		PLAINS ALL AMERICAN PIPELINE, L.P. its Sole Member

By:		PAA GP LLC
its General Partner

By:		PLAINS AAP, L.P.
its Sole Member

By:		PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
3 of 14

ROCKY MOUNTAIN PIPELINE SYSTEM LLC

By:		PACIFIC ENERGY GROUP LLC
its Sole Member

By:		PLAINS ALL AMERICAN PIPELINE, L.P. its Sole Member

By:		PAA GP LLC
its General Partner

By:		PLAINS AAP, L.P.
its Sole Member

By:		PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
4 of 14

PACIFIC ATLANTIC TERMINALS LLC

By:		PACIFIC ENERGY GROUP LLC
its Sole Member

By:		PLAINS ALL AMERICAN PIPELINE, L.P. its Sole Member

By:		PAA GP LLC
its General Partner

By:		PLAINS AAP, L.P.
its Sole Member

By:		PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
5 of 14

RANCH PIPEPLINE LLC

By:	PACIFIC ENERGY GROUP LLC
its Sole Member

By:	PLAINS ALL AMERICAN PIPELINE, L.P. its Sole Member

By:	PAA GP LLC
its General Partner

By:	PLAINS AAP, L.P.
its Sole Member

By:	PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PACIFIC ENERGY FINANCE CORPORATION

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
6 of 14

PLAINS MARKETING CANADA LLC

By:	PLAINS MARKETING, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PMC (NOVA SCOTIA) COMPANY

	By:	/s/ Phil D. Kramer

Name: Phil D. Kramer
Title: Executive Vice President

PLAINS MARKETING CANADA, L.P.

By:	PMC (NOVA SCOTIA) COMPANY
its General Partner

	By:	/s/ Phil D. Kramer

Name: Phil D. Kramer
Title: Executive Vice President
Signature Page to Thirteenth Supplemental Indenture
7 of 14

PLAINS LPG SERVICES GP LLC

By:	PLAINS MARKETING, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PLAINS TOWING LLC

By:	PLAINS MARKETING, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PICSCO LLC

By:	PLAINS MARKETING, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
8 of 14

PLAINS MIDSTREAM GP LLC

By:	PLAINS MARKETING, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

PLAINS MIDSTREAM, L.P.

By:	PLAINS MIDSTREAM GP LLC
its General Partner

By:	PLAINS MARKETING, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
9 of 14

PLAINS MIDSTREAM CANADA ULC

By:	/s/ Phil D. Kramer

Name: Phil D. Kramer
Title: Executive Vice President

AURORA PIPELINE COMPANY LTD.

By:	/s/ Phil D. Kramer

Name: Phil D. Kramer
Title: Executive Vice President
Signature Page to Thirteenth Supplemental Indenture
10 of 14

PLAINS LPG SERVICES, L.P.

By:	PLAINS LPG SERVICES GP LLC
its General Partner

By:	PLAINS MARKETING, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

BASIN HOLDINGS GP LLC

By:	PLAINS PIPELINE, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
11 of 14

BASIN PIPELINE HOLDINGS, L.P.

By:	BASIN HOLDINGS GP LLC
its General Partner

By:	PLAINS PIPELINE, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

RANCHO HOLDINGS GP LLC

By:	PLAINS PIPELINE, L.P.
its Sole Member

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
12 of 14

RANCHO PIPELINE HOLDINGS, L.P.

By:		RANCHO HOLDINGS GP LLC
its General Partner

By:		PLAINS PIPELINE, L.P.
its Sole Member

By:		PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer

LONE STAR TRUCKING, LLC

By:		PLAINS LPG SERVICES, L.P.
its Sole Member

By:		PLAINS LPG SERVICES GP LLC
its General Partner

By:		PLAINS MARKETING, L.P.
its Sole Member

By:		PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong

Name: Greg L. Armstrong
Title: Chief Executive Officer
Signature Page to Thirteenth Supplemental Indenture
13 of 14

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea, CCTS
	Title:	Vice President

Signature Page to Thirteenth Supplemental Indenture
14 of 14

EXHIBIT A
(Form of Face of Note)

CUSIP	No. ___
ISIN	$
PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.
6.50% Series ___Senior Notes due 2018
Plains All American Pipeline, L.P., a Delaware limited partnership, and PAA Finance Corp., a Delaware corporation, jointly and severally promise to pay to                     , or registered assigns, the principal sum of                      Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on May 1, 2018.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its General Partner
By:	Plains AAP, L.P., its Sole Member
By:	Plains All American GP LLC, its General Partner

By:

Name:
Title:

PAA FINANCE CORP.

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:

Authorized Signatory

Dated:

[1]	To be included only if the Note is issued in global form.

(Form of Back of Note)
6.50% Series ___ Senior Notes due 2018
[THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE ORIGINAL INDENTURE, (B) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15 OF THE ORIGINAL INDENTURE, (C) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE ORIGINAL INDENTURE AND (D) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.]2
[THE ISSUANCE AND SALE OF THIS SECURITY (AND ANY GUARANTEE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY (NOR ANY GUARANTEE HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY BY NON-AFFILIATES OF THE ISSUERS UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR, IN THE CASE OF A TRANSFER PURSUANT TO REGULATION S, THE DISTRIBUTION COMPLIANCE PERIOD DEFINED THEREIN) WHICH IS APPLICABLE TO THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (1) TO THE ISSUERS OR THEIR RESPECTIVE SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) INSIDE THE UNITED STATES TO AN

[2]	To be included only if the Note is issued in global form.

INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (4) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUERS OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.]3
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. Interest; Additional Interest. Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), and PAA Finance Corp., a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 6.50% per annum from ___ ___, ___until maturity.  The Issuers shall pay interest semi-annually on May 1 and November 1 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be ___ ___, ___. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Original Indenture with respect to defaulted interest, and the Issuers shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a

[3]	To be included on Transfer Restricted Securities only.

paying agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose within or without The City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as paying agent and Registrar.  The Issuers may change any paying agent or Registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.
          4. Indenture. The Issuers issued the Notes under an Indenture dated as of September 25, 2002 (the “Original Indenture”), as supplemented by the Thirteenth Supplemental Indenture dated as of April 23, 2008 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) among the Issuers and the Trustee and, with respect to the Supplemental Indenture, the subsidiary guarantors signatory thereto (the “Subsidiary Guarantors”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are joint and several obligations of the Issuers initially in aggregate principal amount of $600 million. The Issuers may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, issue price and date of first payment of interest) as the initial Notes) for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. To secure the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Note Obligations under the Indenture and the Notes on a senior basis pursuant to the terms of the Indenture.
          5. Optional Redemption. (a) At their option at any time prior to maturity, the Issuers may choose to redeem all or any portion of the Notes at once or from time to time.
          (b) To redeem the Notes, the Issuers must pay a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed, and (b) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 40 basis points, plus, in either case, accrued and unpaid interest, including Additional Interest, if any, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
          For purposes of determining any redemption price, the following definitions shall apply:
          “Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date of redemption.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
          “Comparable Treasury Price” means, with respect to any date of redemption, (a) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
          “Quotation Agent” means Banc of America Securities LLC or another Reference Treasury Dealer appointed by the Issuers.
          “Reference Treasury Dealer” means (a) Banc of America Securities LLC, J.P. Morgan Securities Inc. and BNP Paribas Securities Corp. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuers shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Issuers.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.
          6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Unless the Issuers default in payment of the redemption price, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or repurchase, except for the unredeemed or unrepurchased portion of any Note being redeemed or repurchased in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the corresponding Interest Payment Date.
          8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
          9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Original Indenture (as amended by the Supplemental Indenture), including to cure any ambiguity, defect or inconsistency, to provide for the assumption of an Issuer’s obligations to Holders of the Notes in case of a merger or consolidation of such Issuer or sale of all or substantially all of such Issuer’s assets, to add or release Subsidiary Guarantors (or their successors) pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes, to comply with the requirements of the Commission to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add any additional Events of Default, to secure the Notes or the Guarantees or to establish the form or terms of any other series of Debt Securities.
          10. Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 60 days in the payment when due of interest on, or Additional Interest with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by an Issuer or any Subsidiary Guarantor for 90 days after notice to comply with any of the other agreements in the Indenture (provided that notice need not be given, and an Event of Default shall occur, 90 days after any breach of the provisions of Section 6.01 of the Supplemental Indenture); (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of an Issuer or any of the Partnership’s Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Debt or guarantee now exists or is created after the Issue Date, if that default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt (a “Payment Default”) or (b) results in the acceleration of the maturity of such Debt to a date prior to its original stated maturity, and, in each case described in clause (a) or (b), the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more, subject to the proviso set forth in Section 7.01(a)(iv) of the Supplemental Indenture; (v) except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee and (vi) certain events of bankruptcy or insolvency with respect to an Issuer or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving an Issuer, but not any Subsidiary Guarantor, all Outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, an executive committee of the board of directors or trust committee of Responsible Officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes. The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
          11. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.
          12. No Recourse Against Others. The General Partner and its directors, officers, employees and members (in their capacities as such) shall not have any liability for any obligations of the Issuers under the Notes. In addition, the Managing General Partner and its directors, officers, employees and members shall not have any liability for any obligations of the Issuers under the Notes. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          15. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          16. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Exchange and Registration Rights Agreement, including the right to receive Additional Interest as set forth therein.
          The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Investor Relations

Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE4
     The original principal amount of this Global Note is ________________________. The following increases or decreases in this Global Note have been made:

Principal
	Amount of	Amount of	Amount of	Signature of
	decrease in	increase in	this Global Note	authorized
	Principal Amount	Principal Amount	following such	signatory of
Date of	of	of	decrease	Trustee or Note
Exchange	this Global Note	this Global Note	(or increase)	Custodian

[4]	To be included only if the Note is issued in global form.

EXHIBIT B
FORM OF SUPPLEMENTAL INDENTURE
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                         , among Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), PAA Finance Corp., a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”),                                          (the “Subsidiary Guarantor”), a direct or indirect subsidiary of Plains All American Pipeline, L.P. (or its successor), a Delaware limited partnership (the “Partnership”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of September 25, 2002, as supplemented by the Thirteenth Supplemental Indenture (the “Thirteenth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of April 23, 2008, among the Issuers, the Subsidiary Guarantors and the Trustee, providing for the issuance of the Issuers’ 6.50% Senior Notes due 2018 (the “Notes”);
          WHEREAS, Section 5.05 of the Thirteenth Supplemental Indenture provides that under certain circumstances the Partnership is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and
          WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
          1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors under the Indenture, to guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article IX of the Thirteenth Supplemental Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its General Partner

By:	Plains AAP, L.P., its Sole Member

By:	Plains All American GP LLC, its General Partner

By:

Name:
Title:

PAA FINANCE CORP.

By:

Name:
Title:

[SUBSIDIARY GUARANTOR],
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT C
CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES
PURSUANT TO RULE 144A OR RULE 501

Re:	6.50% Series [A/B] Senior Notes due 2018 of Plains All American Pipeline, L.P. and PAA Finance Corp. (together, the “Issuers”)
          This Certificate relates to $                     principal amount of the above captioned Notes held in definitive form (the “Securities”) by                                          (the “Transferor”).
The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture and the Supplemental Indenture relative to the Securities and that the transfer of this Security does not require registration under the Securities Act (as defined below) because:*
          ☐ Such Security is being acquired for the Transferor’s own account without transfer.
          ☐ Such Security is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in reliance on Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A.
          ☐ Such Security is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Issuers or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.
          ☐ Such Security is being transferred to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuers or the Trustee so requests) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, that is purchasing for its own account or for the account of another institutional accredited investor, together with a certification in substantially the form of Exhibit D to the Supplemental Indenture and, to the knowledge of the Transferor, such institutional accredited investor to whom such Security is to be transferred is not an “affiliate” (as defined in Rule 144 under the Securities Act) of an Issuer.

C-1

          ☐ Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuers so request).

*	Check appropriate response.

[INSERT NAME OF TRANSFEROR]

By:

Name:
Title:
Address:
Date:

C-2

EXHIBIT D
TRANSFEREE LETTER OF REPRESENTATIONS
Plains All American Pipeline, L.P.
PAA Finance Corp.
c/o U.S. Bank National Association, Trustee
5847 San Felipe, Suite 1050
Houston, Texas 77057
Attn: Corporate Trust Group
Ladies and Gentlemen:
          In connection with our proposed purchase of $                     aggregate principal amount of 6.50% Senior Notes due 2018 (the “Securities”) of Plains All American Pipeline, L.P. and PAA Finance Corp. (together, the “Issuers”):
          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any other applicable securities laws, and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of an Issuer was the owner of such Securities, or any predecessor, thereto (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission (the “Commission”), (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an “Institutional Accredited Investor”) that is acquiring the Securities for its own account or for the account of another Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the regulations of the Securities Act and any other applicable securities laws or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Issuers and the Trustee reserve the right prior to any

D-1

offer, sale or other transfer pursuant to clause (d) or (e) prior to the Resale Restriction Termination Date of the Securities to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.
          2. We are an Institutional Accredited Investor purchasing for our own account or for the account of another Institutional Accredited Investor.
          3. We are acquiring the Securities purchased by us for our own account, or for one or more accounts as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with any distribution in violation of, the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Securities, we invest in securities similar to the Securities in the normal course of our business and we, and all accounts for which we are acting, are able to bear the economic risks of investment in the Securities.
          4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF TRANSFEREE]
By:
Authorized Signatory

          Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID No:

D-2

EXHIBIT E
CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
[Date]
Plains All American Pipeline, LP
PAA Finance Corp.
c/o U.S. Bank National Association, Trustee
5847 San Felipe, Suite 1050
Houston, Texas 77057
Attn: Corporate Trust Group

Re:	Plains All American Pipeline, L.P. and PAA Finance Corp. (the “Issuers”) 6.50% Series [A/B] Senior Notes due 2018 (the “Securities”)
Ladies and Gentlemen:
          In connection with our proposed sale of $                     aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (a) the offer of the Securities was not made to a person in the United States;
     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S, as applicable; and
     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
          In addition, if the sale is made during a restricted period and the provisions of Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1).

E-1

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [NAME OF TRANSFEROR]
By:
Authorized Signatory

E-2